                                                                    EXHIBIT 23.4


                                    CONSENT


     In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned consents to being named in this Registration Statement on Form S-1 as a person who is about to become a director of Work International Corporation.

June 25, 1998

                                                  /s/ John M. Sullivan
                                                  ------------------------
                                                      JOHN M. SULLIVAN